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                                                                   EXHIBIT 10.8


        Mr. Filippo's Change in Control Agreement with West Essex Bank is the same as Mr. Petrello's Change in Control Agreement with West Essex Bank (Exhibit 10.7) which is incorporated herein by reference except as to the name of the Executive which is Charles E. Filippo.